EXHIBIT 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Chief Executive Officer

FOR IMMEDIATE RELEASE

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Alexandra Tramont/Matt Steinberg
(212) 850-5600

MILLER INDUSTRIES REPORTS 2012 THIRD QUARTER RESULTS AND DECLARES
REGULAR QUARTERLY DIVIDEND

CHATTANOOGA, Tennessee, November 7, 2012 – Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the third quarter ended September 30, 2012.

For the third quarter of 2012, net sales were $78.0 million, compared with $96.8 million for the third quarter of 2011.  Results in the 2012 third quarter did not include any government-related orders, which represented 22% of sales in the year-ago period.  Net income in the third quarter of 2012 was $2.9 million including income tax benefits, or $0.26 per diluted share, compared to net income of $4.9 million, or $0.41 per diluted share, in the prior year period.

Gross profit for the third quarter of 2012 was $9.2 million, or 11.8% of net sales, compared to $15.6 million, or 16.1% of net sales, for the third quarter of 2011.  For the third quarter of 2012, selling, general and administrative expenses were $6.7 million, or 8.6% of net sales, compared to $7.5 million, or 7.7% of net sales, in the prior year period.

Other income related to foreign currency transactions was a net gain of $97,000 in the third quarter of 2012 compared to a net gain of $9,000 in the third quarter of 2011.

Income taxes for the 2012 third quarter include income tax benefits of approximately $1.4 million. The benefits resulted primarily from Federal Domestic Production Activity Deductions as well as from Federal Research and Development and other tax credits recognized in the period.

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MILLER INDUSTRIES REPORTS 2012 THIRD QUARTER RESULTS	PAGE 2

For the nine-month period ended September 30, 2012, net sales were $260.3 million, compared to $303.3 million in the prior year period.  Results in the first nine months of 2011 included sales from additional follow-on government orders to a prime contractor that did not occur in the first nine months of 2012.  The Company reported net income of $7.4 million including income tax benefits, or $0.66 per diluted share, for the first nine months of 2012, compared to net income for the first nine months of 2011 of $18.1 million, or $1.49 per diluted share.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.13 per share, payable December 17, 2012, to shareholders of record at the close of business on December 10, 2012.

Jeffrey I. Badgley, CEO of the Company, stated, “We continued to execute in the 2012 third quarter in an economic environment that remained soft and challenging.  While tough market conditions affected our sales and growth initiatives, our domestic sales performance remained steady and margins were stable despite lower sales volumes.  We are also somewhat encouraged with our domestic order rate in the quarter, which exhibited similar trends to the 2012 second quarter and were better than rates from the year ago period.  That said, the overwhelming economic weakness continued to weigh heavily on our results, making comparisons of 2012 to 2011, which included the large government orders, a challenge.”

Mr. Badgley added, “Although we encountered numerous headwinds to our operations in the quarter, including lower government spending, a decline in customer sentiment and broad-based economic weakness across Europe, we continued to execute on our objectives to position ourselves for long-term growth.  We remained aggressive on our geographic expansion strategy by targeting new distribution channels in Europe, presenting at numerous trade shows globally and developing innovative products to meet our customers’ demands and standards.  Additionally, we maintained a disciplined financial approach, reducing our cost structure and enhancing operational efficiencies, and we continue to generate solid cash flows that allow us to invest in our future growth and return value to shareholders.”

Mr. Badgley concluded, “Looking ahead, our visibility remains limited as we continue to face persistent challenges from weaker customer sentiment and general economic softness across our markets.  We are focused on areas we can control to position our company for growth, such as operational execution, product development and geographic expansion. While we believe we have situated ourselves well for the eventual recovery in our markets and are encouraged by the recent order rates in the US, we remain cautious regarding our outlook and are committed to continue to successfully manage through the current economic environment.”

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MILLER INDUSTRIES REPORTS 2012 THIRD QUARTER RESULTS	PAGE 3

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet.  Management will host the call, which is scheduled for tomorrow, November 8, 2012, at 10:00 AM ET.  Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=90515

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software.  A replay of this call will be available approximately one hour after the live call ends through November 15, 2012.  The replay number is (877) 344-7529, Passcode 10020513.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  They include statements in this release relating to the future economic activity and demand for our products and our future revenue levels, operating results and growth initiatives, among others.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; the success and timing of existing and additional export and government orders; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; changes in fuel and other transportation costs; the cyclical nature of our industry; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2011, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

	Miller Industries, Inc. and Subsidiaries
	Condensed Consolidated Statements of Income
	(In thousands except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30			September 30
			%			%
	2012	2011	Change	2012	2011	Change
NET SALES	$77,957	$96,777	-19.4%	$260,260	$303,268	-14.2%

COSTS AND EXPENSES:

COST OF OPERATIONS	68,742	81,161	-15.3%	229,596	249,445	-8.0%

SELLING, GENERAL AND	6,681	7,477	-10.6%	20,887	23,323	-10.4%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	192	174	10.3%	623	534	16.7%

OTHER (INCOME) EXPENSE	(97)	(9)	N/A	(800)	(18)	N/A

TOTAL COSTS AND EXPENSES	75,518	88,803	-15.0%	250,306	273,284	-8.4%

INCOME BEFORE INCOME TAXES	2,439	7,974	-69.4%	9,954	29,984	-66.8%

INCOME TAX PROVISION (BENEFIT)	(451)	3,102	-114.5%	2,508	11,893	-78.9%

NET INCOME	$2,890	$4,872	-40.7%	$7,446	$18,091	-58.8%

BASIC INCOME PER COMMON SHARE	$0.26	$0.42	-38.1%	$0.67	$1.54	-56.5%

DILUTED INCOME PER COMMON SHARE	$0.26	$0.41	-36.6%	$0.66	$1.49	-55.7%

DIVIDENDS PER COMMON SHARE	$0.13	$0.12	8.3%	$0.39	$0.36	8.3%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,067	11,616	-4.7%	11,052	11,756	-6.0%
DILUTED	11,258	11,965	-5.9%	11,251	12,175	-7.6%